                                                                    EXHIBIT 99.5

                     ASSIST CORNERSTONE TECHNOLOGIES, INC.

                         INDEX TO FINANCIAL STATEMENTS


Report of Independent Auditors..............................    F-2

Balance Sheets..............................................    F-3

Statements of Operations....................................    F-4

Statements of Stockholders' Equity..........................    F-5

Statements of Cash Flows....................................    F-6

Notes to Financial Statements...............................    F-7

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
  Assist Cornerstone Technologies, Inc.

We have audited the accompanying balance sheets of Assist Cornerstone Technologies, Inc. as of December 12, 1999 and December 31, 1998, and the related statements of operations, shareholders' equity (deficit), and cash flows for the period ended December 12, 1999 and each of the two years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Assist Cornerstone Technologies, Inc. at December 12, 1999 and December 31, 1998, and the results of its operations and its cash flows for the period ended December 12, 1999 and for each of the two years in the period ended December 31, 1998 in conformity with accounting principles generally accepted in the United States.

                                          /s/ Ernst & Young LLP

Salt Lake City, Utah
February 11, 2000

                     ASSIST CORNERSTONE TECHNOLOGIES, INC.

                                 BALANCE SHEETS

                                                              DECEMBER 12,   DECEMBER 31,
                                                                  1999           1998
                                                              ------------   ------------
ASSETS
Current assets:
  Cash......................................................  $   558,703     $  741,701
  Accounts receivable, less allowance of $215,991 in 1999,
    $160,392 in 1998........................................    2,388,948      2,813,220
  Prepaid expenses..........................................      290,664         77,328
  Deferred income taxes.....................................      158,918        128,000
  Other receivables.........................................       43,253        107,277
                                                              -----------     ----------
Total current assets........................................    3,440,486      3,867,526
Property and equipment:
  Office furniture and equipment............................      316,247        312,447
  Leasehold improvements....................................       45,122         45,122
  Computer equipment........................................      524,049        369,647
                                                              -----------     ----------
                                                                  885,418        727,216
  Less accumulated depreciation.............................     (603,918)      (445,556)
                                                              -----------     ----------
Net property and equipment..................................      281,500        281,660
Loan fees, net of accumulated amortization of $131,888 in
  1999 and $80,296 in 1998..................................      247,261        298,853
Intangible asset, net of accumulated amortization of
  $225,000 in 1998..........................................           --         75,000
                                                              -----------     ----------
                                                              $ 3,969,247     $4,523,039
                                                              ===========     ==========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable..........................................  $ 1,740,912     $  928,770
  Accrued liabilities.......................................      646,871        397,353
  Deferred revenue..........................................      318,587        989,763
  Current portion of capital leases.........................       87,955         74,490
  Current portion of notes payable to related parties.......      160,000        160,000
                                                              -----------     ----------
Total current liabilities...................................    2,954,325      2,550,376
Long-term portion of capital leases.........................       59,588        142,243
Notes payable to related parties............................    2,300,000      1,845,617
Deferred income taxes.......................................           --        107,000
Other long-term liabilities.................................      106,091        151,558
Commitments and contingencies
Redeemable preferred stock:
  Preferred stock, issuable in series, $.001 par value,
    12,800 shares authorized; $100 per share liquidation
    value:
    Series A, redeemable preferred stock, 6,200 shares
     authorized; 6,200 shares issued and outstanding in 1999
     and 1998 (redemption value of $706,800)................      706,800        197,963
    Series B, redeemable preferred stock, 6,600 shares
     authorized; 5,000 shares issued and outstanding in 1999
     and 1998 (redemption value of $500,000)................      500,000        107,148
Shareholders' equity (deficit):
  Common stock, $.001 par value, 20,000,000 shares
    authorized; 4,661,645 shares issued in 1999, 4,642,787
    shares issued in 1998...................................        4,662          4,643
  Additional paid-in-capital................................           --             --
  Accumulated deficit.......................................   (2,662,219)      (583,509)
                                                              -----------     ----------
Total shareholders' equity (deficit)........................   (2,657,557)      (578,866)
                                                              -----------     ----------
                                                              $ 3,969,247     $4,523,039
                                                              ===========     ==========

SEE ACCOMPANYING NOTES.

                     ASSIST CORNERSTONE TECHNOLOGIES, INC.

                            STATEMENTS OF OPERATIONS

                                                        PERIOD ENDED    YEAR ENDED DECEMBER 31
                                                        DECEMBER 12,   -------------------------
                                                            1999          1998          1997
                                                        ------------   -----------   -----------
Revenues:
  Licenses............................................  $ 2,253,900    $ 2,392,583   $ 2,105,301
  Service and support.................................    6,068,965      4,604,541     3,399,074
  Hardware............................................    3,545,720      4,525,538     5,418,202
                                                        -----------    -----------   -----------
Total revenues........................................   11,868,585     11,522,662    10,922,577

Operating expenses:
  Cost of license revenue.............................      425,090        498,031       527,082
  Cost of service and support revenue.................    2,925,664      2,734,878     2,498,159
  Cost of hardware revenue............................    2,914,199      3,684,431     4,519,858
  General and administrative..........................    3,255,337      2,499,123     1,921,569
  Sales and marketing.................................    2,659,657      1,978,027     1,588,379
  Research and development............................      611,988        396,965       139,144
                                                        -----------    -----------   -----------
                                                         12,791,935     11,791,455    11,194,191
                                                        -----------    -----------   -----------

Loss from operations..................................     (923,350)      (268,793)     (271,614)

Other income (expense):
  Interest income.....................................       26,398         29,690        35,052
  Interest expense....................................     (480,334)      (318,716)     (200,939)
  Cumulative effect of change in taxable status of
    entity............................................           --             --      (236,000)
                                                        -----------    -----------   -----------
Loss before income taxes..............................   (1,377,286)      (557,819)     (673,501)
  Income tax benefit (expense)........................      137,918        179,794       (76,000)
                                                        -----------    -----------   -----------
Net loss..............................................   (1,239,368)      (378,025)     (749,501)
Accretion of:
  Series A preferred stock............................     (508,837)      (131,971)      (65,986)
  Series B preferred stock............................     (392,852)       (71,429)      (35,714)
                                                        -----------    -----------   -----------
Net loss applicable to common shareholders............  $(2,141,057)   $  (581,425)  $  (851,201)
                                                        ===========    ===========   ===========

SEE ACCOMPANYING NOTES.

                     ASSIST CORNERSTONE TECHNOLOGIES, INC.

                  STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                                             COMMON STOCK        ADDITIONAL
                                         ---------------------     PAID-IN     ACCUMULATED
                                           SHARES      AMOUNT      CAPITAL       DEFICIT        TOTAL
                                         ----------   --------   -----------   -----------   -----------
Balances at January 1, 1997............  8,500,000    $ 2,000    $        --   $ 1,118,142   $ 1,120,142
  Issuance of common stock.............     97,112         97         43,403            --        43,500
  Issuance of common stock upon
    exercise of preemptive right.......    315,430        315           (215)           --           100
  Adjustment to par value for stock
    split..............................         --      6,501         (6,501)           --            --
  Issuance of Series A preferred
    stock..............................         --         --        619,994            --       619,994
  Issuance of Series B preferred
    stock..............................         --         --        499,995            --       499,995
  Issuance of warrant to purchase
    2,166,377 common shares............         --         --        198,100            --       198,100
  Shares acquired in shareholder
    buyout.............................  (4,250,000)   (4,250)    (1,053,434)     (562,316)   (1,620,000)
  Accretion of Series A preferred
    stock..............................         --         --        (65,986)           --       (65,986)
  Accretion of Series B preferred
    stock..............................         --         --        (35,714)           --       (35,714)
  Net loss.............................         --         --             --      (749,501)     (749,501)
                                         ----------   -------    -----------   -----------   -----------
Balances at December 31, 1997..........  4,662,542      4,663        199,642      (193,675)       10,630
  Issuance of common stock for
    services...........................     43,331         43         13,886            --        13,929
  Issuance of warrant to purchase
    100,000 common shares..............                               18,000            --        18,000
  Shares acquired in shareholder
    buyout.............................    (63,086)       (63)       (39,937)           --       (40,000)
  Accretion of Series A preferred
    stock..............................         --         --       (131,971)           --      (131,971)
  Accretion of Series B preferred
    stock..............................         --         --        (59,620)      (11,809)      (71,429)
  Net loss.............................         --         --             --      (378,025)     (378,025)
                                         ----------   -------    -----------   -----------   -----------
Balances at December 31, 1998..........  4,642,787      4,643             --      (583,509)     (578,866)
  Issuance of common stock for
    services...........................      3,056          3          7,497            --         7,500
  Issuance of common stock upon
    exercise of stock options..........     15,802         16          9,465            --         9,481
  Issuance of warrant to purchase
    186,192 common shares..............         --         --         42,824            --        42,824
  Issuance of warrant to purchase
    256,126 common shares..............         --         --          2,561            --         2,561
  Accretion of Series A preferred
    stock..............................         --         --        (62,347)     (446,490)     (508,837)
  Accretion of Series B preferred
    stock..............................         --         --             --      (392,852)     (392,852)
  Net loss.............................         --         --             --    (1,239,368)   (1,239,368)
                                         ----------   -------    -----------   -----------   -----------
Balances at December 12, 1999..........  4,661,645    $ 4,662    $        --   $(2,662,219)  $(2,657,557)
                                         ==========   =======    ===========   ===========   ===========

SEE ACCOMPANYING NOTES.

                     ASSIST CORNERSTONE TECHNOLOGIES, INC.

                            STATEMENTS OF CASH FLOWS

                                                                              YEAR ENDED DECEMBER
                                                              PERIOD ENDED            31,
                                                              DECEMBER 12,   ---------------------
                                                                  1999         1998        1997
                                                              ------------   ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss....................................................  $(1,239,368)   $(378,025)  $(749,501)
Adjustments to reconcile net loss to net cash (used in)
  provided by operating activities:
    Depreciation and amortization...........................      233,362      309,121     217,664
    Amortization of loan fees...............................       51,592       53,950      26,346
    Amortization of rental fees.............................       45,467        3,789          --
    Accretion on note payable to related party for
      warrant...............................................      156,944       28,284      15,333
    Warrant issued for services.............................       42,824           --          --
    Provision for bad debts.................................       66,895      219,153       9,023
    Common stock issued for services........................        7,500       13,929          --
    Deferred income taxes...................................     (137,918)    (180,000)    159,000
    Change in operating assets and liabilities:
      Accounts receivable...................................      357,377     (458,598)   (300,669)
      Prepaid expenses and other receivables................     (149,312)     (81,666)    (43,339)
      Accounts payable......................................      812,142       68,722     286,404
      Accrued liabilities and other long-term liabilities...      158,584      106,980      19,779
      Deferred revenue......................................     (671,176)     342,001     349,047
      Income taxes payable..................................           --     (132,821)    132,821
                                                              -----------    ---------   ---------
Net cash (used in) provided by operating activities.........     (265,087)     (85,181)    121,908

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment.........................     (158,202)     (68,638)    (62,679)
Addition of intangible asset................................           --           --    (300,000)
                                                              -----------    ---------   ---------
Net cash used in investing activities.......................     (158,202)     (68,638)   (362,679)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes to related parties......................      460,000      160,000          --
Principal payments on notes to related parties..............     (160,000)     (75,000)    (25,000)
Proceeds from short-term financing..........................      118,906           --          --
Payments on short-term financing............................     (118,906)          --          --
Net proceeds from issuance of debt..........................           --           --   1,638,851
Principal payments on line of credit........................           --           --    (200,000)
Net proceeds from lease buyout..............................           --      155,347          --
Principal payments on capital lease obligations.............      (69,190)     (69,315)    (61,182)
Net proceeds from issuance of common stock..................        9,481           --      43,600
Proceeds from issuance of preferred stock...................           --           --     500,000
Issuance of warrant.........................................           --           --         100
Shareholder buyout..........................................           --      (40,000)   (900,000)
                                                              -----------    ---------   ---------
Net cash provided by financing activities...................      240,291      131,032     996,369
                                                              -----------    ---------   ---------
Net (decrease) increase in cash.............................     (182,998)     (22,787)    755,598
Cash at beginning of year...................................      741,701      764,488       8,890
                                                              -----------    ---------   ---------
Cash at end of period.......................................  $   558,703    $ 741,701   $ 764,488
                                                              ===========    =========   =========

SEE ACCOMPANYING NOTES.

                     ASSIST CORNERSTONE TECHNOLOGIES, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS

    Assist Cornerstone Technologies, Inc., (the Company) is a Utah Corporation formed in December 1987. The Company develops financial accounting software designed to run on the IBM AS/400. The Company has a working relationship with IBM, which includes the remarketing of IBM hardware. The Company generates revenue from three primary sources: license fees, consulting services and software support, and hardware resales.

    The Company is developing an e-commerce solution based on its current developed technology.

    The Company employs a direct sales force with salespersons located in California, Florida, Illinois, Utah, Georgia, Washington, Maryland, Texas and Massachusetts.

    On June 11, 1997 the Company entered into a series of transactions, the net effect of which was a recapitalization of the Company. The Company received $2,500,100 from an outside group of investors. Of this total, $2,000,000 was received in exchange for a promissory note (Note 4) bearing interest at twelve percent and due in seven years; $500,000 was received in exchange for 5,000 shares of Series B Non-Cumulative Non-Voting Redeemable Preferred Stock; and, $100 was received for 2,166,377 warrants convertible into common stock at zero cost.

    The Company used a portion of the proceeds to repurchase 4,250,000 shares of common stock from a selling shareholder and also paid a portion of the proceeds as consideration for a non-compete agreement. The selling shareholder received additional consideration in the form of a $100,000 note payable and 6,200 shares of Series A Cumulative Convertible Redeemable Exchangeable Non-Voting Preferred Stock.

2. SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

    The preparation of financial statements in conformity with general accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and the accompanying notes. Actual results could differ from those estimates.

RECLASSIFICATIONS

    Certain prior year amounts have been reclassified to conform to the current year presentation.

CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and accounts receivable. Risks associated with cash are mitigated by banking with creditworthy institutions. The Company sells its products to distributors and end users. To reduce credit risk, management performs periodic credit evaluations of its customers' financial condition and requires deposits from new customers. The Company maintains reserves for potential credit losses, but historically has not experienced any significant losses related to end users or distributors.

SEGMENT INFORMATION

    In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement establishes standards for the way companies report information about operating segments in financial statements. It also establishes

                     ASSIST CORNERSTONE TECHNOLOGIES, INC.

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) standards for related disclosures about products and services, geographic areas, and major customers. In accordance with the provisions of SFAS No. 131, the Company has determined that it does not currently have any separately reportable operating segments. Revenues from foreign operations have been insignificant.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost, less accumulated depreciation. Depreciation and amortization are determined using the straight-line method over the estimated useful lives of the assets ranging from three to ten years. Leasehold improvements are amortized over the shorter of the estimated lives or the remaining lease term. Maintenance and repairs are expensed as incurred.

INTANGIBLE ASSETS

    Intangible assets consist of a non-compete agreement that is stated at cost. Amortization is calculated on the straight-line method, a rate based on an estimated useful life of two years. The asset was fully depreciated by December 12, 1999.

IMPAIRMENT OF LONG-LIVED ASSETS

    In accordance with Statement of Financial Accounting Standards (SFAS)
No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS TO BE DISPOSED OF, the Company reviews long-lived and intangible assets for impairment whenever events or circumstances indicate the carrying value of an asset may not be recoverable. In evaluating whether an impairment exists, the Company compares the carrying value of the asset to the estimated undiscounted future cash flows. If an impairment is deemed to exist, the asset's carrying value is adjusted to the present value of its estimated future cash flows.

DEFERRED REVENUE

    Service revenue is deferred and recognized ratably over the term of the service contracts, on a straight-line basis. Costs for work performed under the service contracts are charged to operations as incurred.

INCOME TAXES

    The Company was an S Corporation from inception through June 11, 1997 and therefore did not compute a federal or state income tax provision under current tax laws prior to that date. Shareholders were taxed on their share of the Company's income while the Company was an S Corporation. From June 12, 1997 forward the Company has operated as a C Corporation. The 1997 tax provision on the financial statements reflects the cumulative effect of changing from an S corporation and also provides for the period the Company was a C Corporation.

    The Company uses an asset and liability approach to account for income taxes which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement carrying amount and the tax bases of assets and liabilities and net operating loss and tax credit carry forwards.

                     ASSIST CORNERSTONE TECHNOLOGIES, INC.

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
STOCK OPTIONS

    The Company has elected to follow Accounting Principles Board Opinion
No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES (APB 25) and related Interpretations in accounting for its employee stock options rather than adopting the alternative fair value accounting provided for under FASB Statement No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION (SFAS 123). Under APB 25, because the exercise price of the Company's stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

REVENUE RECOGNITION

    Revenue from software license agreements are recognized currently, provided that all of the following conditions are met: A noncancelable license agreement has been signed, the software has been delivered, there are no material uncertainties regarding customer acceptance, collection of the resulting receivable is deemed probable and the risk of concession is deemed remote, and no other significant vendor obligations exist.

    Support revenue is recognized ratably over the life of the support contract, which is generally one year. Service revenue from consulting and custom programming is recognized as the services are performed. No accrual for losses on fixed price contracts was made at period end, as management believes that expected future costs do not exceed anticipated future revenues. The associated costs are included in the cost of service and support revenue. Hardware revenue is recognized on the date IBM ships the hardware to the customer with the associated costs included in cost of hardware revenue.

RESEARCH AND DEVELOPMENT

    Research and development expenditures are charged to operations as incurred. Statement of Financial Accounting Standards ("SFAS") No. 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED OR OTHERWISE MARKETED, requires capitalization of certain software development costs subsequent to the establishment of technological feasibility.

    Based on the Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been insignificant.

ADVERTISING COSTS

    Advertising costs are expensed in the period in which they are incurred. Advertising costs were $275,272, $51,234 and $14,736, respectively for the period ended December 12, 1999 and for the years ended December 31, 1998 and 1997.

COMPREHENSIVE INCOME

    In 1998, the Company adopted SFAS No. 130, REPORTING COMPREHENSIVE INCOME, which is effective for fiscal years beginning after December 15, 1997. SFAS
No. 130 requires that all items that are recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items,

                     ASSIST CORNERSTONE TECHNOLOGIES, INC.

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. There were no items of other comprehensive income in 1999 or prior.

INTERNALLY DEVELOPED SOFTWARE

    In March 1998, the Accounting Standards Executive Committee issued Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. SOP 98-1 requires all costs related to the development of internal use software other than those incurred during the application development stage to be expensed as incurred. Costs incurred during the application development stage are required to be capitalized and amortized over the estimated useful life of the software. The Company adopted SOP 98-1 on January 1, 1999 and the costs eligible for capitalization have been insignificant to date.

SUPPLEMENTAL CASH FLOW INFORMATION

    Supplemental disclosures of cash flow information were as follows:

                                                PERIOD      YEAR ENDED DECEMBER
                                                 ENDED              31,
                                              DECEMBER12,   -------------------
                                                 1999         1998       1997
                                              -----------   --------   --------
Cash paid for:
  Interest..................................   $296,760     $288,075   $185,606
  Income taxes..............................         --           --     24,000

SCHEDULE OF NON CASH INVESTING AND FINANCING
  ACTIVITIES
  Issuance of warrant(s) in connection with
    $300,000 note in 1999, $160,000 note in
    1998 and $2,000,000 note in 1997........      2,561       18,000    198,000
  Issuance of warrant(s) in connection with
    obtaining a binding financing commitment
    in 1999.................................     42,824           --         --
  Issuance of note in shareholder buyout....         --           --    100,000

3. COMMITMENTS AND CONTINGENCIES

    The Company entered into a $345,000, sixty month lease agreement in September 1996. The agreement was used to acquire furniture, a phone system, and computer equipment for the new leased facilities and is collateralized by this equipment. The ownership of the equipment passes to the Company at the end of the lease period. The lease carries an annual interest rate of 10.4%. Annual lease payments total $93,746.

    The Company entered into a sixty month lease agreement in October 1995. The Company acquired leasehold improvements valued at $20,255, and the lease is collateralized by these improvements.

    The Company entered into a non-cancellable operating lease with a related party for its new headquarters in May 1996. Beginning November 1, 1998, the Company agreed to modify the lease. In

                     ASSIST CORNERSTONE TECHNOLOGIES, INC.

3. COMMITMENTS AND CONTINGENCIES (CONTINUED) exchange for consideration received of $155,347, the Company agreed to a monthly rent increase of $4,205 through the remaining term of the lease. The consideration received has been accrued and is being offset against future rent expense on a straight-line basis over the remaining initial lease term. The lease runs through April 30, 2004, and contains an option to renew the lease for two, successive five year periods. The Company may exercise the option at any time. The lease requires future annual payments of $201,856. The Company entered into two other facilities leases in 1997. One lease is for a sales office in Illinois, and the other is for a sales office in Southern California. Both leases are on a month to month basis. Rent expense was approximately $166,000 for the period ended December 12, 1999 and $161,000 and $157,000 for the years ended December 31, 1998 and 1997, respectively.

    The following summarizes the future minimum lease payments required under non-cancellable leases with initial terms greater than one year as of December 12, 1999:

                                                                               OPERATING
YEAR ENDING DECEMBER 31                                       CAPITAL LEASES     LEASE
-----------------------                                       --------------   ----------
2000........................................................     $ 99,431      $  207,993
2001........................................................       66,521         201,856
2002........................................................           --         201,856
2003........................................................           --         201,856
2004........................................................           --          67,285
Thereafter..................................................           --              --
                                                                 --------      ----------
Total.......................................................      165,952      $  880,846
                                                                               ==========
Amount representing interest................................      (18,409)
                                                                 --------
Present value of minimum payments...........................      147,543
Current portion of capital leases...........................      (87,955)
                                                                 --------
Long-term portion of capital leases.........................     $ 59,588
                                                                 ========

    Furniture and equipment includes assets recorded under capital leases of approximately $328,950 at December 12, 1999 and December 31, 1998. Accumulated depreciation on assets recorded under capital leases was $270,080 at December 12, 1999 and $192,914 at December 31, 1998.

    The Company is involved in various legal proceedings which arise from time to time in connection with the conduct of the Company's business. In the opinion of management, such proceedings will not have a material adverse effect on the Company's financial condition, results of operations, or cash flows.

4. DEBT FINANCING

    On June 11, 1997 the Company issued a $2,000,000 Note to an outside group of investors. The Note is due in seven years and carries an interest rate of twelve percent. Interest is due monthly with principal payments due quarterly over the final three years of the Note. The Note is secured by all tangible and intangible assets of the Company.

    On February 13, 1998 the Company issued a $160,000 secured convertible promissory note to an outside group of investors with a warrant to purchase up to 100,000 common shares at $.45 per share. The note is convertible at any time into 1,600 Series B preferred shares, subject to certain adjustments. In addition, the Company will issue a warrant to purchase 257,341 common shares at $.45 per share if certain events occur. The note was due in one year and carried an interest rate of ten percent with interest due monthly. This note was paid on March 26, 1999.

                     ASSIST CORNERSTONE TECHNOLOGIES, INC.

4. DEBT FINANCING (CONTINUED)
    In May of 1999 the Company issued an additional $160,000 secured convertible promissory note to the same outside group of investors with substantially the same terms as documented above except new warrants were not issued but the warrants issued above were extended. The note is due May 12, 2000 and carries an interest rate of ten percent.

    In July of 1999 the Company signed an accounts receivable purchase agreement with Silicon Valley Bank authorizing availability of up to $1,000,000 from receivable balances less than 90 days past due to be purchased by Silicon Valley Bank. Interest is charged at prime plus 4% and the agreement is effective for one year. The Company borrowed approximately $118,900 during the period ended December 12, 1999 and repaid all borrowings prior to December 12, 1999.

    On September 22, 1999 the Company issued a note to a shareholder for cash of $300,000. The Company agreed to a repayment schedule to coincide with the repayment schedule for the $2,000,000 loan discussed above. As part of the agreement the shareholder agreed to subordinate its security position to Silicon Valley Bank, waive the original loan covenants under the $2,000,000 loan agreement and modify the loan covenants. The Company is in compliance with the modified loan covenants.

    Interest payments on the Notes totaled $263,468, $252,000 and $134,667 for the period ended December 12, 1999 and the years ended December 31, 1998 and 1997, respectively.

5. REDEEMABLE PREFERRED STOCK

    On June 9, 1997 the Company authorized a total of 12,800 shares of redeemable preferred stock, with a par value per share of $0.001 and a liquidation value per share of $100. The redeemable preferred stock is issuable in series consisting of 6,200 shares of Series A 7% Cumulative Convertible Redeemable Exchangeable Non-Voting preferred stock (Series A Preferred) and 6,600 shares of Series B 8% Non-Cumulative Non-Voting redeemable preferred stock (Series B Preferred).

    In exchange for $100 and in connection with the recapitalization, the Company issued a warrant convertible into 2,166,377 shares of common stock at zero cost. An additional $500,000 was received in exchange for 5,000 shares of Series B Preferred. The holder of the Series B Preferred and warrant is entitled to designate two of the five directors to the Company's Board of Directors. The Series B Preferred is mandatorily redeemable upon maturity, prepayment or mandatory prepayment of the Note (See Note 4). Accretion totaling $392,852, $71,429 and $35,714 have been recorded for the period ended December 12, 1999 and the years ended December 31, 1998 and 1997, respectively, as an increase to the value of the Series B Preferred stock to reflect the redemption provision.

    In June 1997, the Company used a portion of the proceeds from the recapitalization to repurchase 4,250,000 shares of common stock from a selling shareholder and also paid a portion of the proceeds as consideration for a non-compete agreement. The selling shareholder received additional consideration in the form of a $100,000 note payable (none of which remains outstanding at December 31, 1998) issued by the Company and 6,200 shares of Series A Preferred stock. The Series A Preferred stock is convertible on a share-for-share basis into common stock at $1.50 per share. The Series A Preferred stock is mandatorily redeemable if the Note is still outstanding at the end of the 85(th) month from the original issue date. The preferred shares, however, cannot be redeemed if the Note is in default or redemption of the preferred shares would cause the Note to be in default or cause a reduction in the Company's capital to less than the amount of capital required by law. For the period ended

                     ASSIST CORNERSTONE TECHNOLOGIES, INC.

5. REDEEMABLE PREFERRED STOCK (CONTINUED)
December 12, 1999 and the years ended December 31, 1998 and 1997, the Company accreted $508,837 $131,971 and $65,986, respectively, relating to the Series A preferred shares.

6. SHAREHOLDERS' EQUITY (DEFICIT)

    In March 1997, the Company authorized a 425 for one forward stock split. All share amounts have been retroactively adjusted to reflect the forward stock split.

    At December 12, 1999, the Company had reserved 7,291,650 shares of common stock for future issuance, including 413,333 shares reserved for the conversion of Series A Preferred, 4,070,606 shares for exercise of warrants, and 2,807,711 shares for the exercise of stock options.

    On June 9, 1997 the Company changed the par value per share of the Common Stock from $0.0002 to $0.001 and increased the number of authorized shares of the Company's Common Stock from 10,000,000 shares to 20,000,000 shares.

    In 1997, a former shareholder exercised his preemptive right to purchase
5 percent of the Company's common stock for $100, which resulted from the sale of ten percent or more of the then outstanding stock.

STOCK OPTION PLAN

    On March 1, 1996, the Board of Directors adopted an employee stock option plan which authorized 1,000,000 common shares for issuance under the provisions of the plan. The stock option plan was subsequently amended to increase the authorized number of common shares issuable to 2,807,711. During 1997, 410,830 options were granted to Company personnel and 31,602 options were issued to an outside consultant. The stock options issued to the outside consultant were granted at their deemed fair value ($.45). The options were valued at approximately $6,200 using the Black-Scholes option valuation model. For the year ended December 31, 1998 the company granted 207,900 options to employees. For the period ended December 12, 1999, the Company granted 1,186,250 options of which 530,000 were to board members and 656,250 were to employees. The options issued to Company personnel vest three or four years from the date of grant and expire no more than ten years from the date of grant.

                     ASSIST CORNERSTONE TECHNOLOGIES, INC.

6. SHAREHOLDERS' EQUITY (DEFICIT) (CONTINUED)
    A summary of stock option activity, and related information for the period ended December 12, 1999 and the years ended December 31, 1998 and 1997 follows:

                                                                 OUTSTANDING STOCK
                                                                      OPTIONS
                                                    SHARES     ---------------------     WEIGHTED-
                                                  AVAILABLE    NUMBER OF   PRICE PER      AVERAGE
                                                  FOR GRANT     SHARES       SHARE     EXERCISE PRICE
                                                  ----------   ---------   ---------   --------------
Balance at January 1, 1997......................     273,500     726,500   $     .60        $.60
  Additional authorization......................   1,807,711          --          --          --
  Options granted...............................    (442,432)    442,432   $ .45-.60        $.58
  Options canceled..............................     249,477    (249,477)  $     .60        $.60
                                                  ----------   ---------
Balance at December 31, 1997....................   1,888,256     919,455   $ .45-.60        $.60
  Options granted...............................    (207,900)    207,900   $     .45        $.45
                                                  ----------   ---------
Balance at December 31, 1998....................   1,680,356   1,127,355   $ .45-.60        $.51
Options granted.................................  (1,186,250)  1,186,250   $.45-1.00        $.99
Options canceled................................     900,559    (900,559)  $.45-1.00        $.61
                                                  ----------   ---------
Balance at December 12, 1999....................   1,394,665   1,413,046   $.45-1.00        $.86
                                                  ==========   =========
Exercisable at December 12, 1999................               1,162,816   $.45-1.00        $.62
                                                               =========

    The weighted average fair value of options granted for the period ended December 12, 1999 was $.39 and for the years ended December 31, 1998 and 1997 was $.18 and $.18, respectively. The weighted average remaining contractual life of the options outstanding and options exercisable at December 12, 1999 was
8.9 years and 7.4 years, respectively.

    Pro forma information regarding net income (loss) is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method. The fair value of these options was estimated at the date of grant using a Minimum Value option pricing model with the following weighted average assumptions for the period ended December 12, 1999 and for the years ended December 31, 1998 and 1997, respectively: risk-free interest rate of 5.0; dividend yield of 0%; and a weighted-average expected life of the option of 10 years.

    For purposes of pro forma disclosures, the estimated fair value of the options is amortized over the options' vesting period. Because the effect of SFAS No. 123 is prospective, the initial impact on pro forma net loss may not be representative of compensation expense in future years.

    For the period ended December 12, 1999 and the years ended December 31, 1998 and 1997, pro forma net loss was approximately $1,512,282, $343,000 and $805,000, respectively.

    Prior to December 12, 1999, all individuals holding stock options entered into a "stock options exercise agreement," whereby stock options became fully vested, or an "agreement to terminate the options," whereby the stock options are exchanged for cash, contingent upon an acquisition of the Company.

                     ASSIST CORNERSTONE TECHNOLOGIES, INC.

6. SHAREHOLDERS' EQUITY (DEFICIT) (CONTINUED)
WARRANTS

    In connection with the issuance of a $2,000,000 Note to a related party, the Company issued a warrant to purchase 2,166,377 shares of the Company's common stock at zero cost. Each warrant is exercisable for a period of ten years from the date of the closing of the Note. In addition, at closing, the Company issued a warrant to acquire an additional 373,576 for $.10 per share to one individual

    In June 1997 the Company also issued a warrant for services provided to purchase 79,322 shares of common stock at $.10 per share.

    In February 1998, the Company issued a warrant to purchase 100,000 common shares at $.45 per share in connection with the issuance of a secured promissory note for $160,000 to a related party. In conjunction with the issuance of the warrant, the Company capitalized additional expense of $18,000 to loan fees in the accompanying balance sheet. The warrant expired one year from the date of the debt issuance but was extended with additional borrowings the next month.

    On April 29, 1999, the Company entered into an agreement for services to be provided and granted a warrant to purchase 837,864 shares of common stock at an exercise price of $1.00. At the signing of the agreement 186,192 warrants to purchase common stock vested. The remaining warrants vest as certain events take place, which had not occurred at December 12, 1999.

    During the period ended December 12, 1999, the Company issued additional warrants to purchase common stock to a related party, in conjunction with providing additional financing for the Company. These consisted of a contingent warrants to purchase 257,341 shares of common stock with an exercise price of $.45 and warrants to purchase 256,126 shares of common stock with an exercise price of $1.00.

    Warrants to purchase 3,161,593 and 2,719,275 shares of common stock were outstanding at December 12, 1999 and December 31, 1998, respectively, with contingent warrants to purchase 909,013 shares of common stock outstanding at December 12, 1999.

                     ASSIST CORNERSTONE TECHNOLOGIES, INC.

7. BENEFIT PLAN

    The Company has a 401(k) savings plan that covers substantially all full-time employees. Under the terms of the plan, the Company provides no match of employee contributions. Employees are eligible for participation after one month of service. The Company's administrative expenses relating to the 401(k) plan was $3,532 for the period ended December 12, 1999 and $4,744 and $5,230 for the years ended December 31, 1998 and 1997, respectively.

8. INCOME TAXES

    The provision for income taxes is computed for the period June 11, 1997 (when the Company converted from Subchapter S to Subchapter C status) to December 12, 1999 and consists of the following:

                                                                YEARS ENDED
                                             PERIOD ENDED       DECEMBER 31,
                                             DECEMBER 12,   --------------------
                                                 1999         1998        1997
                                             ------------   ---------   --------
Current taxes:
  Federal..................................    $      --    $      --   $127,000
  State....................................           --           --     26,000

Deferred taxes:
  Federal..................................     (120,394)    (164,000)   (70,000)
  State....................................      (17,524)     (16,000)    (7,000)
                                               ---------    ---------   --------
                                               $(137,918)   $(180,000)  $ 76,000
                                               =========    =========   ========

    Deferred income taxes are provided for temporary differences in recognizing certain income and expense items for financial and tax reporting purposes. Significant components of deferred tax assets and liabilities are as follows:

                                                                YEARS ENDED
                                             PERIOD ENDED       DECEMBER 31,
                                             DECEMBER 12,   --------------------
                                                 1999         1998       1997
                                             ------------   --------   ---------
Deferred tax assets:
  Allowance for doubtful accounts..........    $105,000     $ 60,000   $  53,000
  Accrued liabilities and other............      70,000       80,000      42,000
  Covenant not to compete..................          --       73,000      24,000
  Net operating loss carryforward and
    carryback..............................     369,000           --          --
                                               --------     --------   ---------
Total deferred assets......................     544,000      213,000     119,000

Deferred tax liabilities:
  Change from Cash to Accrual..............     (77,000)    (155,000)   (232,000)
  Depreciation.............................      (1,000)     (24,000)    (32,000)
  Other....................................      (3,000)     (13,000)    (14,000)
                                               --------     --------   ---------
Total deferred liabilities.................     (81,000)    (192,000)   (278,000)
                                               --------     --------   ---------
Net deferred tax asset (liability).........    $463,000     $ 21,000   $(159,000)
                                               ========     ========   =========

                     ASSIST CORNERSTONE TECHNOLOGIES, INC.

8. INCOME TAXES (CONTINUED)
    A valuation allowance is required by SFAS 109 if, based on the weight of the available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The need for the valuation allowance is evaluated periodically by management. Based on available evidence, including operating losses over the prior three years, management concluded that a valuation allowance of $304,000 was necessary at December 12, 1999, to partially offset the net deferred tax asset.

9. SUBSEQUENT EVENTS

    On December 7, 1999, the Company signed a Stock Exchange and Stock Purchase Agreement. This agreement entitles the selling shareholders to exchange their common stock in the company for cash and stock in Cayenta, Inc. (Cayenta).

    On December 13, 1999, the sale of the Company to Cayenta became effective. Cayenta acquired the Company for 516,458 shares of Cayenta's Class A Common Stock and approximately $12.9 million in cash, of which $9.9 million was paid at the closing. Cayenta also paid approximately $3.2 million to retire outstanding indebtedness with accrued interest and redeem all of the Company's outstanding preferred stock.

    In conjunction with the acquisition, the Company purchased 456,842 stock options for $687,583 and the remaining stock options became fully vested and were exercised into 956,204 shares of the Company's common stock. All warrants were exercised into 4,707,606 shares of Assist common stock. All Assist common shares issued and outstanding were exchanged for cash and stock in Cayenta.